Exhibit 99.1

Kiora Pharmaceuticals and Théa Open Innovation Enter Strategic Agreement to Develop and Commercialize KIO-301 for the Treatment of Inherited Retinal Diseases; Total Deal Value of up to $301 Million includes $16 Million Upfront, up to $285 Million in Clinical Development, Regulatory and Commercial Milestones, Plus Commercial Royalties

- Kiora to webcast investor conference call at 5:30 pm today; details below

Encinitas, CA, USA and Clermont-Ferrand, France – January 31, 2024 -- Kiora Pharmaceuticals, Inc. (NASDAQ: KPRX), a clinical-stage biotech company developing treatments for orphan retinal diseases, today announced that it has entered a strategic development and commercialization agreement with Théa Open Innovation (TOI), a sister company of the global ophthalmic specialty company Laboratoires Théa (Théa). Under the agreement, Kiora granted TOI exclusive worldwide development and commercialization rights, excluding Asia, to KIO-301 for the treatment of degenerative retinal diseases. In exchange, Kiora will receive an upfront, payment of $16 million; up to $285 million upon achievement of pre-specified clinical development, regulatory and commercial milestones; tiered royalties of up to low 20% on net sales; and reimbursement of KIO-301 research and development expenses.

“Our partnership with TOI provides us the strategic, financial and commercial resources that we believe will help to bring innovative treatments to market for patients living with inherited retinal disease,” said Brian Strem, Ph.D., CEO of Kiora. “Based on the Phase I/II (ABACUS) data of KIO-301 in Retinitis Pigmentosa (RP), we have started to implement our plan to initiate our Phase 2, multicenter, controlled clinical trial for retinitis pigmentosa, in early 2024 with the goal of reporting results in H1 2025 and explore other retinal disease where KIO-301 may be applicable.”

Data from ABACUS, reported in November 2023, demonstrated meaningful vision improvements in patients with late-stage RP. Findings included significant improvement in visual field, concordant trended improvements in visual acuity and tests of functional vision relating to the use of sight in everyday activities. In addition, functional MRI demonstrated increased visual cortex activity (region of the brain responsible for processing vision) relative to baseline at two and 14 days after treatment.

“This partnership confirms our commitment to advancing innovation in the treatment of unmet need for ophthalmic diseases,” said Jean-Frédéric Chibret, President of the Théa group. “KIO-301 fits ideally into our range of therapeutic solutions as a cutting-edge product intended to return vision to patients suffering from hereditary retinal diseases thanks to an innovative small molecule. Promising clinical trial results recently reported at the American Academy of Ophthalmology meeting on KIO-301 give us further confidence in the program and the potential to bring a new treatment option to patients suffering from rare diseases".

The strategic partnership covers retinitis pigmentosa and potentially other indications in ophthalmology across all global geographies, excluding China, Japan, and certain other countries in Asia. Kiora is primarily responsible for the design and implementation of clinical development through phase 2 whereas Théa will assume primary responsibility for phase 3 clinical trials as well as for securing regional marketing authorizations. Upon approval in respective regions, Théa will be responsible for all commercial activities including sales, marketing and market access.

KIO-301 is a small molecule, referred to as a molecular photoswitch, designed to confer light-sensing capabilities to Retinal Ganglion Cells (RGCs), a special cell type of the retina. In healthy eyes, light detection is primarily performed by photoreceptors (rods and cones). In patients with numerous types of inherited retinal disease, mutations in one of more than hundreds of known genes can lead to the death of photoreceptors. This retinal degeneration results in lost vision for the patient. KIO-301 is able to selectively enter RGCs downstream of degenerated photoreceptors and once inside, KIO-301 interacts with voltage-gated ion channels. When light hits RGCs, KIO-301 alters its shape to change the flow of current, thereby activating the neurons, and resulting in signaling the brain. When light is removed, KIO-301 reverts to its lower energy shape, stopping the signaling to the brain. In this way, the molecule acts as a light switch within the eye.

Investor Webcast
Kiora will host an investor call today (31Jan2024) at 5:30 pm ET (2:30 pm PT) to discuss the partnership.
The live webcast may be accessed by clicking here or from the homepage of the Investor Relations section of Kiora’s website (ir.kiorapharma.com). Investors interested in a direct dial-in number may email investors@kiorapharma.com ahead of the call.

A replay of the webcast will be available for 90 days following the call under the ‘News & Events’ section of Kiora’s Investor Relations website.

About Kiora Pharmaceuticals
Kiora Pharmaceuticals is a clinical-stage biotechnology company developing and commercializing products for the treatment of orphan retinal diseases. KIO-301 is being developed for the treatment of retinitis pigmentosa, choroideremia, and Stargardt disease. It is a molecular photoswitch that has the potential to restore vision in patients with inherited and/or age-related retinal degeneration. KIO-104 is being developed for the treatment of posterior non-infectious uveitis. It is a next-generation, non-steroidal, immuno-modulatory, and small-molecule inhibitor of dihydroorotate dehydrogenase. In addition to news releases and SEC filings, we expect to post information on our website (www.kiorapharma.com) and social media accounts that could be relevant to investors. We encourage investors to follow us on Twitter and LinkedIn as well as to visit our website and/or subscribe to email alerts.

About Théa and Théa Open Innovation
Théa is the leading independent European pharmaceutical company specialized in the research, development, and commercialization of eye-care products. Based in Clermont-Ferrand, France, this family-owned company has continued to expand by opening more than 35 affiliates and offices in Europe, North Africa, North and South America, and the Middle East. Its products are available in 75 countries. Théa Open Innovation (TOI) is a sister company of Théa. TOI's mission is to set up partnerships with companies and universities to help bring the most innovative products in ophthalmology to the market.
www.laboratoires-thea.com; www.theaopeninnovation.com

Forward-Looking Statements
Some of the statements in this press release are "forward-looking" and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These "forward-looking" statements include statements relating to, among other things, the development and commercialization efforts and other regulatory or marketing approval efforts pertaining to Kiora's development-stage products, including KIO-301 and KIO-104, as well as the success thereof, with such approvals or success may not be obtained or achieved on a timely basis or at all, the ability of KIO-301 to improve vision in everyday activities, the potential to expand KIO-301 to other indications including choroideremia and Stargardt disease, Kiora's ability to expand clinical development into the U.S. and the EU, the timing of results of the ABACUS study and timing and design of the ABACUS II study, the expectation that the partnership with TOI will help to bring treatments to market. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release, including, among other things, the ability to conduct clinical trials on a timely basis, the ability to obtain any required regulatory approvals, whether future trials of KIO-301 will yield similar results for participants, market and other conditions, and certain risk factors described under the heading "Risk Factors" contained in Kiora's Annual Report on Form 10-K filed with the SEC on March 23, 2023, or described in Kiora's other public filings. Kiora's results may also be affected by factors of which Kiora is not currently aware. The forward-looking statements in this press release speak only as of the date of this press release. Kiora expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions, or circumstances on which any such statement is based, except as required by law.